UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	76-0675953 (I.R.S. Employer Identification No.)

801 Travis Street, Suite 1425, Houston, Texas 77070 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file numbers to which this form relates:  N/A.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This registration statement is filed with the Securities and Exchange Commission in connection with the company’s transfer of its listing of common stock to the NYSE Amex.

Item 1.      Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share (the “Common Stock”), of Houston American Energy Corp (the “Company”) is set forth under the caption “Description of Common Stock and Preferred Stock” in the prospectus filed by the Company pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-161319), as initially filed with the Securities and Exchange Commission on December 2, 2009. The description of the Common Stock contained in the prospectus is incorporated herein by reference.

Item 2.      Exhibits.

No exhibits are file as part of this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOUSTON AMERICAN ENERGY CORP

By:	/S/ James J. Jacobs
James J. Jacobs
Chief Financial Officer

Date: July 26, 2010